EXHIBIT 5.14

Fasken Martineau DuMoulin LLP *	www.fasken.com
Barristers and Solicitors
Patent and Trade-mark Agents

2900 — 550 Burrard Street Vancouver, British Columbia, Canada V6C 0A3 604 631 3131 Telephone 604 631 3232 Facsimile
February 23, 2009
United States Securities and Exchange Commission
Ladies and Gentlemen:
Re: Registration Statement on Form F-10
We hereby consent to the reference to us in the registration statement on Form F-10 (the “Registration Statement”) and the related short form prospectus (the “Prospectus”) of Eldorado Gold Corporation dated February 23, 2009. We also consent to the use of our firm name on page two of the Prospectus with respect to the approval of legal matters and under the headings “The Company”, “Certain Canadian Federal Income Tax Considerations”, “Legal Matters” and “Documents Filed As Part of the Registration Statement” as contained in the Prospectus included in the Registration Statement.
In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.
Sincerely,
/s/ FASKEN MARTINEAU DuMOULIN LLP
Fasken Martin DuMoulin LLP is a limited liability partnership and includes law contractors

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